AMENDMENT NO. 1 TO
                           LOAN AND SECURITY AGREEMENT



         This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of May __, 1998, by and between Foothill Capital Corporation, a California corporation, individually ("Foothill") and as agent ("Agent"), PNC Bank, National Association and Mellon Bank, N.A. (collectively with Foothill, "Lenders") and Today's Man, Inc., a Pennsylvania corporation ("Borrower"), with reference to the following facts:

         A. Lenders, Agent and Borrower heretofore have entered into that certain Loan and Security Agreement, dated as of December 31, 1997 (as heretofore amended, supplemented, or otherwise modified, the "Agreement");

         B. Borrower has requested that Lenders amend the Agreement to permit a subfacility for Borrower's Permitted F/X Contracts, as set forth in this Amendment (the "Amendment");

         C. Agent and Lenders are willing to so amend the Agreement in accordance with the terms and conditions hereof; and

         D. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement, as amended hereby.

         NOW, THEREFORE, in consideration of the above recitals and the mutual premises contained herein, Lenders, Agent and Borrower hereby agree as follows:

         1. Amendments to the Agreement.

            a. Section 1.1 of the Agreement hereby is amended by adding the following new defined terms in alphabetical order:

                  "Borrower Indemnity Amount" means the lesser of (x) the FX Reserve or (y) the aggregate (with respect to all FX Transactions) of the notional amount of each FX Transaction multiplied by the reserve percentage established by the FX Bank (which such reserve percentage as to existing FX Transactions may not be increased by the FX Bank).




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                  "F/X Bank" means Norwest Bank Minnesota, National Association, or any successor thereto.

                  "F/X Bank Parameters Letter" means that certain letter agreement between F/X Bank and Borrower, a copy of which is attached hereto as Exhibit F-1, regarding the parameters under which F/X Bank provides foreign exchange currency services to Borrower as the same may be amended and supplemented from time to time.

                  "F/X Reserve" means, as of any date of determination, a reserve equal to the reserve established from time to time against the Borrowing Base in connection with Permitted FX Contracts and Permitted Spot Trades.

                  "FX Transactions" means Permitted FX Contracts and Permitted Spot Trades.

                  "Initial Reserve" As of the date hereof, the amount of the FX Reserve is $250,000.

                  "Permitted F/X Contracts" means foreign currency exchange contracts between F/X Bank and Borrower that: (a) are in respect of marked-to-market risk on foreign exchange future trades or options; (b) are entered into by Borrower in the ordinary course of its business;
         (c) are entered into in connection with the operational needs of Borrower's business and not for speculative purposes; (d) do not have a maturity date in excess of one year or that is after the date five (5) Business Days prior to the Renewal Date (or any anniversary of the Renewal Date if the Agreement has been renewed); and (e) are provided by F/X Bank pursuant to the F/X Bank Parameters Letter.

                  "Permitted Spot Trades" means foreign currency exchange transactions between F/X Bank and Borrower that: (a) are in respect of foreign exchange spot value trades; (b) are entered into by Borrower in the ordinary course of its business; and (c) are entered into in connection with the operational needs of Borrower's business and not for speculative purposes; and (d) are conducted pursuant to the F/X Bank Parameters Letter.

         b. The following definition contained in Section 1.1 of the Agreement are amended and restated in their entirety to read as follows:


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         "Revolving Facility Usage", means as of the date of determination, the aggregate amount of (x) Advances, (y) undrawn or unreimbursed Letters of Credit outstanding and (z) the FX Reserve.

         c. The first sentence of Section 2.1(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

         Subject to the terms and conditions of this Agreement, each Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed at any one time such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolving Amount less the sum of the outstanding balance of all undrawn or unreimbursed Letters of Credit and the F/X Reserve, or (ii) the Borrowing Base less (A) the sum of the outstanding balance of all undrawn or unreimbursed Letters of Credit (other than Inventory Letters of Credit) and the F/X Reserve less (B) 50% of the aggregate amount of all undrawn or unreimbursed Inventory Letters of Credit less (C) the aggregate amount of the Inventory Reserves.

         d. The second sentence of Section 2.2(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

         Agent shall have no obligation to issue a Letter of Credit if any of the following would result:

                  (i) the sum of 50% of the aggregate amount of all undrawn and unreimbursed Inventory Letters of Credit plus 100% of the aggregate amount of all other types of undrawn and unreimbursed Letters of Credit would exceed the Borrowing Base less the sum of the amount of outstanding Advances (including any Agent Advances and Agent Loans) and the F/X Reserve less the aggregate amount of Inventory Reserves and reserves established under Section 2.1(b), or

                  (ii) the aggregate amount of all undrawn or unreimbursed Letters of Credit (including Inventory Letters of Credit would exceed the lower of (y) the Maximum Revolving Amount less the sum of the amount of outstanding Advances (including any Agent Advances and Agent Loans) and the F/X Reserve less the aggregate amount of Inventory Reserves and reserves established under Section 2.1(b), or (z) $20,000,000, or

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                  (iii) the outstanding Obligations (other than under the Term
         Loans) would exceed the Maximum Revolving Amount.

         e. A new Section 2.12 of the Agreement hereby is added and shall read in its entirety as follows:

         2.12 Subfacility for Borrower's Permitted F/X Contracts and Permitted Spot Trades.

                  (a) Borrower wants to engage in FX Transactions with the F/X Bank and Foothill has agreed to provide an indemnity to the F/X Bank (any such indemnity in effect from time to time, the "Indemnity"). The Indemnity is solely between Foothill and the FX Bank, which is an affiliate of Foothill. The maximum amount payable by Foothill pursuant to the Indemnity is the Borrower Indemnity Amount. At any time Foothill is obligated to advance funds under the Indemnity as it relates to Borrower, Borrower shall immediately upon demand therefor reimburse such amount to Foothill and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances.

                  (b) If, upon the maturity date of any Permitted F/X Contract or Permitted Spot Trade, Borrower does not have availability in an amount sufficient to pay the full amount of Borrower's obligations to F/X Bank under such contract or at any time upon the occurrence of an Event of Default, Foothill may, in its sole discretion, instruct F/X Bank to liquidate such Permitted F/X Contract, at Borrower's sole expense, and to apply any amounts thereunder that would have been payable to Borrower against the amounts owed to F/X Bank by Borrower.

                  (c) Any amounts paid by Foothill to F/X Bank and any other costs or expenses incurred by Foothill in connection with any such Permitted F/X Contracts shall constitute Advances, shall be secured by all of the Collateral, and thereafter shall be payable by Borrower to Agent together with interest as provided for herein.

                  (d) Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys fees incurred by Foothill arising out of or in connection with the Indemnity.



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                  (e) Immediately upon the termination of this Agreement,
         Borrower agrees to provide cash collateral to be held by Foothill in an amount equal to 102% of the maximum amount of Foothill's obligations under the Indemnity as it relates to the Borrower.

                  (f) The amount of the F/X Reserve may be reduced from time to time by Foothill upon the receipt and written acceptance by Foothill of an F/X Reserve Reduction Certificate, in the form of that attached hereto as Exhibit F-2, duly executed by both Borrower and F/X Bank, not less than 2 Business Days prior to the requested effective date of such reduction.

                  (g) So long as no Default or Event of Default has occurred and is continuing or would result therefrom, the amount of the F/X Reserve may be increased from time to time by Foothill in its sole discretion upon its receipt and written acceptance by Foothill of an F/X Reserve Increase Certificate, in the form of that attached hereto as Exhibit F-3, duly executed by both Borrower and F/X Bank, not less than 2 Business days prior to the requested effective date of such increase.

                  (h) Notwithstanding anything to the contrary in the Loan Documents, Permitted Spot Trades shall be permitted by Foothill only until there has been a failure on the part of Borrower to satisfy its obligations with respect to any Permitted Spot Trades and thereafter such Permitted Spot Trades shall be permitted solely at the option of Foothill.

                  (i) Participations.

                      (i) Purchase of Participations. Immediately upon issuance of any Permitted F/X Contract or Permitted Spot Trade in accordance with this
Section 2.12, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through Foothill to the F/X Bank, equal to such Lender's Pro Rata Share of the Borrower Indemnity Amount. The FX Reserve may not be increased by Foothill without the consent of the Lenders, to an amount in excess of $1,000,000.

                     (ii) Obligations Irrevocable. The obligations of each Lender to make payments to Foothill with respect to any Permitted F/X Contract or Permitted Spot Trade or with respect to any credit support or enhancement provided through Agent with respect to a Permitted F/X Contract or Permitted Spot Trade, and the obligations of Borrower to make


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payments to Agent, for the account of the Lenders shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                          (A) any lack of validity or enforceability of this
Agreement or any of the other Loan Documents;

                          (B) the surrender or impairment of any security for
the performance or observance of any of the terms of any of the Loan Documents;
or


                          (C) the occurrence of any Default or Event of Default.

                  (f) The first sentence of Section 3.5 of the Agreement hereby is amended and restated in its entirety to read as follows:

         On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit or any outstanding indemnities by Foothill in favor of the FX Bank in connection with the FX Transactions) immediately shall become due and payable without notice or demand.

                  (g) The preamble to Section 5 of the Agreement hereby is amended and restated in its entirety to read as follows:

         In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance or Letter of Credit or indemnity in connection with the FX Transaction made thereafter, as though made on and as of the date of such Advance or Letter of Credit or F/X Transaction indemnity (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

                  (h) Section 7.1(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

                           (a) Indebtedness evidenced by this Agreement,
                  together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees and Indebtedness to


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


                  F/X Bank under Permitted F/X Contracts or the Permitted Spot Trades;

                  (i) A new subsection (n) hereby is added to Section 9.1 of the Agreement in proper numerical order as follows:

                           (n) Foothill may, at its option, require Borrower to
                  deposit with Foothill funds in an amount equal to the F/X Reserve (if any), and, if Borrower fails to make such deposit promptly, Foothill may advance such amount as an Advance (whether or not an Overadvance is created thereby). At such time (if ever) as all such indemnity obligations have been paid or terminated, any amounts remaining in such reserve shall be applied against any outstanding Obligations or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

                  2. Representations and Warranties. Borrower hereby represents and warrants to Agent that: (a) the execution, delivery, and performance of this Amendment and of the Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any contract or undertaking to which it is a party or by which any of its properties may be bound or affected (b) this Amendment and the Agreement, as amended by this Amendment, constitute Borrower's legal, valid and binding obligation, enforceable against Borrower in accordance with its terms; and (c) attached hereto a Exhibit F-1 is a true, correct, and complete copy of the F/X Bank Parameters Letter.

                  3. Conditions Precedent to Amendment. The satisfaction of each of the following, unless otherwise specified below, shall constitute conditions precedent to the effectiveness of this Amendment:

                     a. Agent shall have received the reaffirmation and consent of each of the Obligors (other than Borrower) attached hereto as Exhibit A, duly executed and delivered by the respective authorized officials thereof;

                     b. Agent shall have received a Certificate from the Secretary of Borrower attesting to the incumbency and signatures of authorized officers of Borrower and to the resolutions of Borrower's Board of Directors authorizing its execution and delivery of this Amendment and the performance of this Amendment and the Agreement as amended by this Amendment and authorizing specific officers of Borrower to execute and deliver the same;


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            c. The representations and warranties in this Amendment, the
Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

            d. No Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

            e. The Collateral shall not have declined materially in value from the values set forth in the most recent appraisals or field examinations previously done by Agent; and

            f. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent and its counsel.

         4. Effect on Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an Amendment, of any right, power, or remedy of Agent or any Lender under the Agreement, as in effect prior to the date hereof.

         5. Further Assurances. Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Agent, and take all actions as Agent may reasonably request from time to time, to perfect and maintain the perfection and priority of Agent's security interests in the Collateral, and to fully consummate the transactions contemplated under this Amendment and the Agreement, as amended by this Amendment.

         6. Miscellaneous.

            a. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

            b. Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import

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referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

            c. Upon the effectiveness of this Amendment, each reference in the Agreement and the other loan documents to Exhibit F-1, Exhibit F-2, or Exhibit F-3 of the Agreement shall mean and refer to Exhibit F-1, Exhibit F-2, or Exhibit F-3 attached hereto, respectively.

            d. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed as of the date first written above.

                                       TODAY'S MAN, INC., a Pennsylvania
                                       corporation


                                       By: __________________________
                                       Title: _______________________


                                       FOOTHILL CAPITAL CORPORATION,
                                       a California corporation


                                       By: _________________________
                                       Title: ______________________


                                       PNC BANK, NATIONAL ASSOCIATION


                                       By: _________________________
                                       Title: ______________________



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                                       MELLON BANK, N.A.


                                       By: _________________________
                                       Title: ______________________





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                                    EXHIBIT A


                            Reaffirmation and Consent


         All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amendment No. 1 to Loan and Security Agreement, dated as of May __, 1998 (the "Amendment"). Each of the undersigned hereby (a) represents and warrants to Agent that the execution, delivery, and performance of this Reaffirmation and Consent are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the Amendment of the Agreement by the Amendment; (c) acknowledges and reaffirms its obligations owing to Agent under all Loan Documents to which it is party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same it understands that Agent has no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty.

                                              BENMOL, INC.

                                              By: _____________________
                                              Title: __________________


                                              FELD & FELD, INC.

                                              By: _____________________
                                              Title: __________________


                                              F & S INTERNATIONAL, INC.

                                              By: _____________________
                                              Title: __________________





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                                              D&L, INC.,


                                              By: _____________________
                                              Title: __________________


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                                   EXHIBIT F-1


                           [FORM OF PARAMETERS LETTER]



                              _______________, 1998


[Customer Name and Address]

                     Re: Foreign Exchange Currency Contracts

Dear [insert]:

         We are pleased to provide foreign exchange currency services to you. Per our discussions, the following are the parameters under which Norwest will provide such services:

         The Foreign Exchange Department of Norwest Bank Minnesota, National Association will transact foreign currency exchange contracts, as described in your loan documentation (the "Loan Documents") with our affiliate, Foothill Capital Corporation ("Foothill").

         As of the date hereof, we have established a __% reserve (USD equivalent) on the notional value of all outstanding forward contracts having a maturity of no more than ___ months. Norwest will assess a ____% reserve of the notional amount on all spot contracts for the applicable delivery time frame.

         Norwest reserves the right to increase the amount of the reserve percentage on future trades should the maturity of the foreign currency future contract(s) exceed ____ months and/or we deem the particular currency to be unstable. Norwest will notify you of such increase in the reserve percentage substantially contemporaneously with such increase.

         Norwest will provide such services so long as the total of the reserves does not exceed the Borrower Indemnity Amount (as defined in the Loan Documents).



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         Should you fail to settle any future contracts within the specified period for settlement, such failure to settle will be deemed, at the option of Norwest, to be a default and failure to settle on all outstanding foreign currency contracts.

         Please confirm your understanding by signing below and returning a copy of this letter to me.

         Thank you and welcome



                                                    -------------------------
                                                    Senior Vice President
                                                    Manager Foreign Exchange


CONFIRMATION:

TODAY'S MAN, INC.


By: _______________________


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                                   Exhibit F-2

                        F/X RESERVE REDUCTION CERTIFICATE


Today's date: _______________

(1) FROM TODAY'S MAN TO:                NORWEST BANK MINNESOTA
                                        ATTENTION: Kelly Elkin/Ann Johnson
                                        FACSIMILE: (612) 667-0513

(2) FROM NORWEST TO:                    FOOTHILL CAPITAL CORPORATION
                                        ATTENTION: Bruce Rivers
                                        FACSIMILE: (617) 523-1697

(3) FROM Agent TO TODAY'S MAN AND NORWEST:

Reference hereby is made to that certain Loan and Security Agreement, dated as of December 31, 1997 (as amended, supplemented, and modified, the "Loan Agreement"), between Foothill Capital Corporation (individually and as agent ("Agent"), PNC Bank, National Association and Mellon Bank, N.A.(collectively with Foothill, "Lenders") and Today's Man ("Borrower"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

Pursuant to Section 2.12(e) of the Agreement, Borrower hereby requests a reduction in the F/X Reserve from the current amount of $_____________ to the new amount of $_________________, such reduction to become effective on
___________________.

TODAY'S MAN, INC.                      FACSIMILE:
                                       ATTENTION: Joseph Manion
By: ______________________
Its: _____________________

NORWEST BANK MINNESOTA, N.A.

By: ______________________
Its: _____________________

FOOTHILL CAPITAL CORPORATION

By: ______________________
Its: _____________________


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                                   Exhibit F-3

                        F/X RESERVE INCREASE CERTIFICATE

Today's date: _______________

(1) FROM TODAY'S MAN TO:                FOOTHILL CAPITAL CORPORATION
                                        ATTENTION: Bruce Rivers
                                        FACSIMILE: (617) 523-1697

(2) FROM Agent TO:                      NORWEST BANK MINNESOTA
                                        ATTENTION: Kelly Elkin/Ann Johnson
                                        FACSIMILE: (612) 667-0513

(3) FROM NORWEST TO TODAY'S MAN AND Agent:

Reference hereby is made to that certain Loan and Security Agreement, dated as of December 31, 1997 (as amended, supplemented, and modified, the "Loan Agreement"), between Agent Capital Corporation ("Agent") and Today's Man ("Borrower"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

Pursuant to Section 2.12(f) of the Agreement, Borrower hereby requests a increase in the F/X Reserve from the current amount of $_____________ to the new amount of $_________________, such reduction to become effective on
___________________.

TODAY'S MAN, INC.                    FACSIMILE:
                                     ATTENTION: Joseph Manion, Jr.

By: ______________________
Its: _____________________


NORWEST BANK MINNESOTA, N.A.

By: ______________________
Its: _____________________


FOOTHILL CAPITAL CORPORATION

By: ______________________
Its: _____________________



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